UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2016

CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 600
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information provided in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensation of Certain Officers.

On October 2, 2016, James A. Bianco resigned as the Chief Executive Officer and President of CTI BioPharma Corp. (the “Company”) effective immediately, and resigned as an employee of the Company effective October 14, 2016. Dr. Bianco will continue to serve on the Company’s Board of Directors (the “Board”). The Board appointed Richard L. Love as interim Chief Executive Officer and President of the Company effective immediately.
Mr. Love, 73, has been a member of the Board since September 2007. Mr. Love is presently a manager of Translational Accelerator, LLC. Mr. Love is also a director of PAREXEL International Corporation (NASDAQ: PRXL), a publicly traded company, and is a director of the following private companies: Applied MicroArrays Inc., PMed Management LLC, SynDevRx Inc., Cancer Prevention Pharmaceuticals Inc. and CerRx Inc. He was previously a director of ImaRx Therapeutics Inc., and, prior to its acquisition by us in July 2007, served as chairman of the board of Systems Medicine, Inc. He started two biopharmaceutical companies, Triton Biosciences Inc. and ILEX Oncology Inc., and he served as chief executive officer for Triton Biosciences from 1983 to 1991 and as chief executive officer for ILEX Oncology 1994 to 2001. In addition, Mr. Love has served in executive positions at not-for-profit organizations, including the Cancer Therapy and Research Center, The San Antonio Technology Accelerator Initiative and the Translational Genomics Research Institute. Mr. Love received his B.S. and M.S. in chemical engineering from Virginia Polytechnic Institute. Compensation arrangements for Mr. Love for his service as interim Chief Executive Officer and President of the Company have not yet been determined.
There are no family relationships involving Mr. Love that would require disclosure under Item 401(d) of Regulation S-K. There are no current or proposed transactions in which he or any member of his immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.
In connection with his resignation, the Company entered into a Separation and Release Agreement with Dr. Bianco dated October 2, 2016 (the “Separation Agreement”). The following summary of the Separation Agreement is qualified in its entirety by the provisions of the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The Separation Agreement provides for Dr. Bianco to receive a cash severance payment of $1,500,000, paid over 24 months, and payment of his health and life insurance premiums and costs for certain medical services for up to two years following his resignation. Dr. Bianco also entered into an agreement with the Company to provide exclusive consulting services for 12 months following his separation for a total consulting fee of $480,000 to be paid in two installments. Dr. Bianco was granted a stock option award covering 6,593,290 shares of the Company’s common stock, with 4,593,290 of the shares subject to the option at a per share exercise price of $0.3743 (the closing price of the Company’s common stock on September 30, 2016), and 2,000,000 of the shares subject to the option at a per share exercise price of $1.10. Each of Dr. Bianco’s outstanding stock options granted by the Company is fully vested and Dr. Bianco will generally have up to two years from the date of his separation to exercise his vested stock options. The Separation Agreement also includes a general release of claims by Dr. Bianco in favor of the Company. Dr. Bianco will also be subject to certain non-competition and non-solicitation covenants set forth in his employment agreement with the Company for two years following his resignation. Dr. Bianco will not be entitled to additional compensation for his continued service on the Board.
Item 7.01. Regulation FD Disclosure.

The Company issued a press release on October 2, 2016, announcing the Chief Executive Officer transition described herein. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation and Release Agreement, dated October 2, 2016, by and between the Company and James A. Bianco.

99.1	Press Release issued by CTI BioPharma Corp. on October 2, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: October 3, 2016	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and
Administration

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Release Agreement, dated October 2, 2016, by and between the Company and James A. Bianco.

99.1	Press Release issued by CTI BioPharma Corp. on October 2, 2016.